UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2022

BBX CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Florida	000-56177	82-4669146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 East Las Olas Boulevard, Suite 1900, Fort Lauderdale, Florida		33301
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 954-940-4900

Not applicable

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act: None

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01 Other Events.

As previously disclosed, BBX Capital Real Estate LLC (“BBXRE”), a wholly owned subsidiary of BBX Capital, Inc. (the “Company”), holds an investment in, among other joint ventures and projects, a joint venture (the “Altis Little Havana joint venture”) that is sponsored by The Altman Companies and owns Altis Little Havana, a 224-unit multifamily apartment community located in Miami, Florida. BBXRE also owns a 50% membership interest in The Altman Companies. As disclosed in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, the Altis Little Havana joint venture is pursuing a sale of Altis Little Havana.

On May 20, 2022, the Altis Little Havana joint venture entered into an agreement to sell Altis Little Havana. The buyer has completed due diligence, and on May 25, 2022, the buyer made deposits totaling $5.0 million, which have become non-refundable pursuant to the agreement. If the sale of Altis Little Havana is completed pursuant to the terms of the agreement, which is currently expected to occur in June 2022, BBXRE anticipates that it will receive an estimated net cash distribution of approximately $9.5 million from the Altis Little Havana joint venture during the quarter ended June 30, 2022. The carrying amount of BBXRE’s investment in the Altis Little Havana joint venture was approximately $1.1 million as of March 31, 2022.

The closing of the sale is subject to customary closing conditions, and there is no assurance that the sale will be consummated on the contemplated terms, when expected, or at all. In addition, if the sale is not consummated, there is no assurance that the Altis Little Havana joint venture will continue to seek to sell Altis Little Havana or, if it does desire to sell Altis Little Havana, be able to do so on terms comparable to those set forth in the current agreement (including at a purchase price equal to or greater than the purchase price set forth in the current agreement) or otherwise on acceptable terms or at all.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 27, 2022

BBX Capital, Inc.

By: /s/ Brett Sheppard
Brett Sheppard
Chief Financial Officer